UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2006

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2006, Wright Express Corporation (the "Company") announced that Katherine Greenleaf, the Company’s Senior Vice President, Client Service Operations, will be retiring from the Company and will cease to serve in that capacity, effective January 1, 2007. Ms. Greenleaf will continue as an employee of the Company in order to assist in the transition of her responsibilities until April 2, 2007.

In connection with Ms. Greenleaf’s resignation as the Company’s Senior Vice President, Client Service Operations, she and the Company entered into a Separation Agreement and a General Release, each effective as of December 6, 2006 (collectively, the "Agreement"). The Agreement provides that Ms. Greenleaf shall continue as an employee of the Company and will serve as a director of Wright Express Financial Services Corporation, the Company’s wholly-owned subsidiary, until April 2, 2007. She will perform such other services as the Company’s Chief Executive Officer shall reasonably request, including transitional support to her successor, Jamie Morin.

During the period from April 2, 2007 until December 31, 2007, Ms. Greenleaf shall receive monthly payments of $17,500. In addition, on February 22, 2007, 4,583 restricted stock units ("RSUs") shall vest as scheduled. On March 31, 2007, 813 RSUs and 813 performance-based restricted stock units (assuming target performance) shall vest and on October 28, 2007, 10,533 RSUs shall vest. Ms. Greenleaf will receive any payment earned pursuant to the Company’s 2006 short term incentive program ("STIP") at the time payment is made to the Company’s other executives under the STIP. In addition, Ms. Greenleaf shall continue to participate in all other employee benefit plans offered to employees generally (with the exception of STIP or any equity incentive program) until April 2, 2007. Finally, she will receive a lump-sum payment of $16,000 as soon as practicable after April 2, 2007 to assist in the costs associated with the continuation of medical and dental benefits under the federal law generally referred to as "COBRA."

In addition, except as set forth in the Agreement, the Employment Agreement between Ms. Greenleaf and the Company, dated as of October 28, 2005, terminates upon execution of the Agreement.

The Agreement also includes a general release in favor of the Company.

Item 8.01 Other Events.

On December 6, 2006, Wright Express Corporation issued a press release entitled "Wright Express Promotes Jamie Morin to Senior Vice President, Client Service Operations" regarding Ms. Morin’s promotion.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1* Press release of Wright Express Corporation dated December 6, 2006
* Indicates that exhibit is filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

December 6, 2006	By:	/s/ Hilary A. Rapkin

Name: Hilary A. Rapkin
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Wright Express Corporation dated December 6, 2006